Exhibit 10.1

THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE “AGREEMENT”) RELATES TO AN OFFERING OF SERIES A STOCK RELYING UPON ONE OR MORE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL SECURITIES LAWS PURSUANT TO SECTION 4(2) AND/OR RULE 506 OF REGULATION D (“REGULATION D”) AS PROMULGATED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NONE OF THE SHARES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED NONE MAY BE OFFERED OR SOLD, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER OF THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE SHARES OF STOCK BEING OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT; ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

BankGuam Holding Company

111 W. Chalan Santo Papa

Hagatna, Guam 96910

Attention: Amoretta L.P. Carlson, VP Trust

& Endowment Service Manager

Ladies and Gentlemen:

BankGuam Holding Company (the “Company”) is offering, on an exempt private placement basis, up to an aggregate 10,000 shares of its Series A Non-Cumulative Perpetual Preferred stock (each a “Share” or collectively, “Shares”) which are more particularly described in the Certificate of Designation attached hereto and made a part hereof as Exhibit B (the “Designation Certificate”). The Shares are being offered exclusively by the Company to eligible investors (a “Subscriber” or collectively, “Subscribers”) at a subscription price of U.S. $1,000 per Share (the “Purchase Price”).

The Subscriber will purchase a minimum number of Shares equivalent to at least $250,000 (250 shares). The Shares are being offered solely to Subscribers who are accredited investors via this subscription agreement (the “Agreement”). The Company will receive gross proceeds of up to $10,000,000.00 (Ten Million Dollars) from sale of the offered Shares (the “Offering”).

1. Subscription.

1.1 Based upon the terms of this Agreement, the Subscriber hereby irrevocably subscribes for and agrees to purchase the number of Shares set forth on the signature page of this Agreement from the Company at a subscription price of U.S. $1,000 per Share, for aggregate consideration also set forth on the signature page of this Agreement (the “Subscription Proceeds”), subject to a minimum subscription of Shares equivalent to at least $250,000.00.

1.2 Payment.

(a) The Subscription Proceeds must accompany this Agreement and shall be paid by wire transfer of immediately available funds in U.S. dollars (or in the form of a personal or cashier’s check) in accordance with the wire and delivery instructions attached hereto as Exhibit A.

(b) In the event that this Agreement is not accepted by the Company for whatever reason within ten (10) days of the delivery of an executed Agreement by the Subscriber, this Agreement and any other documents delivered in connection herewith will be returned to the Subscriber by the Company at the address of the Subscriber as set forth in this Agreement, and any Subscription Proceeds shall be returned to the Subscriber by the Company in accordance with the payment information provided by the Subscriber.

1.3 Documents Required from Subscriber.

(a) The Subscriber must complete, sign and return to the Company one (1) executed copy of this Agreement and the Accredited Investor Questionnaire, attached hereto as Exhibit D; and

(b) The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, the OTC Bulletin Board, stock exchanges and applicable law.

1.4 In the event the Company rejects this subscription in whole or in part, the Company shall return the Subscription Proceeds directly to the investor without interest or deduction there from.

1.5 The consummation of the purchase and sale of the Shares shall occur at one or more closings (a “Closing”) which shall occur on such date or dates as may be agreed upon by the Company (individually or collectively, the “Closing Date”). For purposes of this Agreement, a “business day” means a day (A) other than Saturday or Sunday and (B) on which commercial banks are open for business in Guam. On each Closing Date (as defined herein), the Company shall irrevocably instruct its transfer agent to (a) register the Subscriber’s ownership in book entry form or (b) deliver to the Subscriber one or more stock certificates bearing the restrictive legends described below, evidencing the number of Shares the Subscriber is purchasing as is set forth on Subscriber’s signature page to this Agreement next to the heading “Shares Issued” within two (2) business days after the Closing Date (the “Subscribed Shares”).

2. Conditions to Offering.

Closing of the Offering shall occur as described in and subject to the provisions of Section 1.5 hereof.

3. Representations, Warranties and Covenants.

3.1 The Subscriber hereby represents and warrants to, and covenants with, the Company (which representation, warranties and covenants shall survive the closing of this Agreement) and acknowledges that the Company is relying thereon that:

(a) The undersigned is resident, or if not an individual, has a headquarters office, in the jurisdiction set out under the heading “Address of Subscriber” above the signature set forth on the execution page of this Agreement, which address is the undersigned’s principal residence or place of business, and such address was not obtained or used solely for the purpose of acquiring the Shares.

(b) The Company has not undertaken, and will have no obligation, to register any of the Shares under the Securities Act or any other securities legislation.

(c) The Subscriber has received and carefully read this Agreement. The Subscriber has relied only on the information in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC’) that are available to any member of the public on the EDGAR database maintained by the SEC and information of the Company available in the Federal Financial Institutions Examination Council’s website (www.ffiec.gov) which are also available to any member of the public (together as the “SEC Documents”). In making its investment decision, the Subscriber has received no written or oral representations or information that is inconsistent with, or outside of, the SEC Documents, and has relied solely on the SEC Documents in making such investment decision.

(d) (i) If the Subscriber is a “United States Person” (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Subscriber represents and warrants that the Subscriber is an “Accredited Investor”, as the term is defined in Rule 501(a) of the Securities Act. The Subscriber shall submit to the Company such further assurances of accredited or sophisticated status as may reasonably be requested by the Company, including but not limited to an executed copy of attached Exhibit D.

(ii) If the Subscriber is not a United States Person as defined above (a “non-U.S. Person”), the Subscriber represents and warrants that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Subscriber’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Subscriber’s jurisdiction. The Subscriber further represents and warrants that it is not a “U.S. person” within the meaning of Regulation S promulgated under the Securities Act, because: (1) Subscriber is not a natural person resident in the United States, or (2) a partnership or corporation organized or incorporated under the laws of any jurisdiction and formed by a U.S. person principally for purposes of investing in securities not registered under the Securities Act unless it is organized or incorporated and owned by “accredited investors” who are not natural persons, estates or trusts, or (3) an estate of which any executor or administrator is a U.S. person, or (4) a trust of which any trustee is a U.S. person, or (5) any agency or branch of a foreign entity located in the United States. The Subscriber agrees not to engage in hedging transactions with respect to the Shares unless in compliance with the Securities Act.

(e) The Subscriber has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription Agreement on behalf of the Subscriber.

(f) The Company has not made any other representations or warranties to the undersigned with respect to the Company or rendered any investment or tax advice except as specifically contained herein.

(g) The undersigned has such knowledge and experience in financial, investment and business matters to be capable of evaluating the merits and risks of the prospective investment in the Shares of the Company. The undersigned has consulted with such independent legal counsel or other advisers as the undersigned has deemed appropriate to assist the undersigned in evaluating the proposed investment in the Shares. By accepting these documents, the undersigned agrees that the information contained herein, and in all related and ancillary documents, shall be kept confidential (except as may be properly disclosed to the Subscriber’s counsel, accountants, and investment representatives, if any, to which disclosure is made in connection with an evaluation of whether to invest in the Shares) and will not be reproduced, made available or accessible, or used for any other purpose other than in connection with considering the purchase of the Shares or as required by law or order of a court of competent jurisdiction. The Subscriber agrees that it and its representatives shall not use, and will not permit the use of, any or all of the information in the SEC Documents in a manner or for a purpose detrimental to the Company. The Subscriber acknowledges that until public announcement, the terms and existence of this Subscription Agreement may be deemed material non-public information under the Securities Exchange Act of 1934, and shall govern its activities accordingly.

(h) The Subscriber (i) has adequate means of providing for its current financial needs and possible personal contingencies and does not have a need for liquidity of this investment in the Shares; (ii) can afford (a) to hold the Shares for an indefinite period of time, and (b) to sustain a complete loss of the entire amount of the Subscription Proceeds for the Shares; and (iii) has not made an overall commitment to investments which are not readily marketable which is disproportionate so as to cause such overall commitment to become excessive. If the Subscriber is not an accredited investor, the Subscriber (i) has at least five years’ investment experience in investments similar to the Shares, including investments in securities listed on the OTC Bulletin Board, (ii) has adequate means of providing for its current financial needs and possible personal contingencies and does not have a need for liquidity of this investment in the Shares for the foreseeable future; (iii) can afford (a) to hold the Shares for an indefinite period of time, and (b) to sustain a complete loss of the entire amount of the Subscription Proceeds for the Shares; (iv) has not made an overall commitment to investments which are not readily marketable which is disproportionate so as to cause such overall commitment to become excessive, and (v) is fully aware that the purchase of the Shares is a high risk investment.

(i) The Subscriber has been afforded the opportunity to ask questions of, and receive answers from, the officers and/or directors of the Company acting on its behalf concerning the terms and conditions of a purchase of the Shares and to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and the undersigned has received satisfactory answers to all such questions to the extent deemed appropriate in order to evaluate the merits and risks of an investment in the Shares.

(j) The Subscriber acknowledges that none of the Shares are currently registered under the Securities Act and the Company has not undertaken to register any of such Shares under U.S. Federal or State law, and, unless so registered, may only be offered or sold pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case in accordance with applicable state securities laws.

(k) The undersigned further understands that it is purchasing all such Shares without being furnished a prospectus setting forth all of the information that may be required to be furnished under applicable securities laws in a registered public offering and, as a consequence, certain protections, rights and remedies provided in applicable securities legislation, including statutory rights of rescission or damages, may not be available to it.

(l) The undersigned further acknowledges that no agency, governmental authority, securities commission or similar regulatory body, stock exchange or other entity has reviewed, passed on or made any finding or determination as to the merit for investment of the Shares nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to the Shares.

(m) The Subscriber understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Subscriber’s compliance with, the representations and warranties set forth herein in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Shares.

(n) This Agreement has been duly executed and delivered and, when accepted by the Company, will constitute a legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms hereof, except as enforceability may be limited by except as enforcement may be limited by insolvency and similar laws affecting the enforcement of creditors’ rights generally and the effect of rules of law governing equitable remedies.

(o) The social security number or Tax Identification Number of the Subscriber set forth herein is true, accurate and complete. The Subscriber understands and agrees that there may be material tax consequences to it of an acquisition, holding or disposition of the Shares. The Company gives no opinion and makes no representation with respect to the tax consequences under U.S., state, local or foreign tax law of the acquisition, holding or disposition of the Shares and the Subscriber acknowledges that it is solely responsible for determining the tax consequences of its investment.

(p) There are risks associated with an investment in the Company, including, by way of example and not in limitation, the specific risks identified in SEC Documents and available for viewing at the SEC’s website at www.sec.gov or the Company’s subsidiary’s (Bank of Guam) website at www.bankofguam.com and those Risk Factors listed in the attached Exhibit C.

(q) The SEC Documents reflect the Company’s current intentions and business, financial and other information as of its date or such later date on which the SEC Documents were amended or supplemented, and, as such, the Subscriber understands and acknowledges that the precise nature of the Company’s operations, use of proceeds, capital needs, and other factors inherent in the Company’s business can be expected to change from time to time.

(r) If required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, the undersigned will execute, deliver, file and otherwise assist the Company in filing such reports, undertakings and other documents with respect to the issuance of the Shares.

(s) The undersigned hereby agrees that the Company will insert the following legends on the face of the Shares in compliance with applicable securities laws:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SHARES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.”

(t) The undersigned has not purchased the Shares as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(u) The undersigned certifies that each of the foregoing representations and warranties set forth in this Section 3.1 are true as of the date hereof and shall survive such date.

(v) The undersigned is aware that its investment involves risk and has reviewed and evaluated the Risk Factors set forth in Exhibit “C” attached hereto and incorporated by reference into this Agreement. The undersigned has been advised to seek independent advice from its professional advisors relating to the suitability of an investment in the Shares in view of the undersigned’s overall financial needs and with respect to the legal and tax implications of such investment and have done so. The undersigned believes that the investment in the Shares is suitable for the undersigned based upon its investment objectives and financial needs, and the undersigned has adequate means for providing for its current financial needs and contingencies and has no need for liquidity with respect to its investment in the Shares.

3.2 The Company hereby represents and warrants and covenants to the Subscriber that:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Guam. The Company has all necessary corporate power and authority to own, lease, use and operate its properties and to carry on its business as now being conducted and presently proposed to be conducted. The Company and each of its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or leasing of assets, or the conduct of its business, makes such qualification necessary.

(b) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to issue the Shares and to carry out the provisions of this Agreement. All corporate action on the part of the Company required for the lawful execution and delivery of this Agreement, issuance and delivery of the Shares and the performance by the Company of its obligations hereunder has been taken. Upon execution and delivery, this Agreement constitutes valid and binding obligations of the Company enforceable in accordance with their respective terms, except as enforcement may be limited by insolvency and similar laws affecting the enforcement of creditors’ rights generally and the effect of rules of law governing equitable remedies. The Shares, when issued in compliance with the provisions of this Agreement will be duly authorized and validly issued, fully paid, non-assessable, subject to no lien, claim or encumbrance and issued in compliance with federal securities laws and applicable state securities laws. No shareholder of the Company or other person has any preemptive, anti-dilution, “poison-pill” or similar right with respect to the Shares. The Company has reserved such number of shares of its preferred stock necessary for issuance of the Shares.

(c) The SEC Documents, as of its date or such later date on which the SEC Documents were amended or supplemented, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. Except as may be indicated therein, the financial statements included in the SEC Documents have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and its subsidiaries at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended.

(d) Since the respective dates as of which information is given in the SEC Documents, except as otherwise stated therein: (i) there has been no material adverse change in the financial condition, or in the results of operations, affairs or prospects of the Company, whether or not arising in the ordinary course of business, and (ii) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material to the Company.

(e) The Company hereby covenants to use the monies raised from the Offering to supplement the capital of the Company and its subsidiaries.

(f) No “bad actor” disqualifying event described in Rule 506(d)(l)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d) (l).

(g) The Company certifies that each of the foregoing representations and warranties set forth in this Section 3.2 are true as of the date hereof and shall survive such date.

4. Indemnification. The parties hereto understand that the Shares are being offered in reliance upon representation, warranties and covenants of each of the parties hereto; the exemptions under applicable securities laws and that the availability of such exemptions are, in part, dependent upon the truthfulness and accuracy of the representations made by the undersigned herein; that the Company will rely on such representations in accepting any subscriptions for the Shares; and that the Company may take such steps as it considers reasonable to verify the accuracy and truthfulness of such representations in advance of accepting or rejecting the undersigned’s subscription. The undersigned agrees to indemnify and hold harmless the Company, as a third party beneficiary hereof, against any damage, loss, expense or cost, including reasonable attorneys’ fees, sustained as a result of any misstatement or omission on the undersigned’s part in this Agreement.

5. No Waiver. Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the undersigned, the undersigned does not thereby, or in any manner, waive any rights granted to it under applicable securities laws.

6. Revocation. The undersigned agrees that he, she or it shall not cancel, terminate or revoke this Agreement or any agreement of the undersigned made hereunder, and this Agreement shall survive the death or disability of the undersigned.

7. Termination of Agreement. If the Company elects to cancel this Agreement, provided that it returns to the undersigned, without interest and without deduction, all sums paid by the undersigned, this Offering shall be null and void and of no further force and effect, and no party shall have any rights against any other party hereunder.

8. Miscellaneous.

8.1 All notices or other communications given or made hereunder shall be in writing and shall be mailed by registered or certified mail, return receipt requested, postage prepaid, to the undersigned at their address set forth below and to the Company at 111 W. Chalan Santo Papa, Hagatna Guam 96910.

8.2 This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

8.3 The provisions of this Agreement shall survive the execution thereof.

8.4 This Agreement shall be governed by and construed in accordance with the domestic laws of Guam without giving effect to any choice or conflict of law provision or rule (whether of Guam or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Guam. The parties further: (a) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in any Federal or State court of competent jurisdiction within the territory of Guam, (b) waive any objection that they may have now or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consent to the in personam jurisdiction of any Federal or State court of competent jurisdiction within the territory of Guam in any such suit, action or proceeding. The parties each further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in a Federal or State court of competent jurisdiction within the territory of Guam, and that service of process upon the parties mailed by certified mail to their respective addresses shall be deemed in every respect effective service of process upon the parties, in any action or proceeding.

9. Collection of Personal Information. The undersigned (on its own behalf and, if applicable, on behalf of any person for whose benefit the undersigned is subscribing) acknowledges and consents to the fact that the Company is collecting the undersigned’s (and any beneficial purchaser’s) personal information for the purpose of completing the undersigned’s subscription. The undersigned (on its own behalf and, if applicable, on behalf of any person for whose benefit the undersigned is subscribing) acknowledges and consents to the Company retaining the personal information for as long as permitted or required by applicable law or business practices. The undersigned (on its own behalf and, if applicable, on behalf of any person for whose benefit the undersigned is subscribing) further acknowledges and consents to the fact that the Company may be required by applicable securities laws and stock exchange rules to provide regulatory authorities any personal information provided by the undersigned respecting itself (and any beneficial purchaser). By executing this Agreement, the undersigned is deemed to be consenting to the foregoing collection, use and disclosure of the undersigned’s (and any beneficial purchaser’s) personal information. The undersigned also consents to the filing of copies or originals of any of the undersigned’s documents described herein as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby. The undersigned represents and warrants that it has the authority to provide the consents and acknowledgments set out in this paragraph on behalf of all beneficial purchasers.

10. Certification. The undersigned has read this entire Agreement and certifies that every statement on the part of the undersigned is true and complete.

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IN WITNESS WHEREOF, subject to acceptance by the Company, the undersigned has executed this Agreement on the date their signature has been subscribed and sworn to below.

DATED as of this _____ day of ______, 2016.

Number of Shares to be purchased $_______each:

Total Subscription Proceeds:

Name (full legal name of Subscriber):
(print name of subscriber)

Address of Subscriber:

(address, including postal code)

(telephone number)

(facsimile number, if any)

(e-mail address)

By:

(Signature)

(if corporation, print name of authorized signatory)

(Official capacity)

(social security or federal corporate/business account number)

ACCEPTED as of the _____ day of _______, 2016

BANKGUAM HOLDING COMPANY

By:	Shares Issued:

Name:

Title:

EXHIBIT A

INSTRUCTIONS FOR WIRING OR DELIVERING FUNDS

Bank Name:

ABA Number:

Swift code:

Account Number:

Account Name:

Checks Payable:

Contact Information in case of questions:

EXHIBIT B

CERTIFICATE OF DESIGNATION

5.50% FIXED RATE / FLOATING RATE NONCUMULATIVE PREFERRED STOCK,

SERIES A

OF

BANKGUAM HOLDING COMPANY

pursuant to Section 28602 of the Guam Business Corporation Act

BANKGUAM HOLDING COMPANY, a Guam Corporation (the “Company”), hereby certifies that:

1.    The First Amended and Restated Articles of Incorporation of the Company (as amended through the date hereof, the “Certificate of Incorporation”) fixes the total number of shares of all classes of capital stock that the Company shall have the authority to issue at forty-eight million (48,000,000) shares of common stock of the par value of $0.208 1/3 per share, and three hundred thousand (300,000) shares of preferred stock of the par value of $100 per share.

2.    The Certificate of Incorporation expressly grants to the Board of Directors of the Company (the “Board of Directors”) authority to provide for the issuance of the shares of preferred stock from time to time in one or more series, and to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

3.    The Board of Directors by action duly taken on August 22, 2016, adopted resolutions (i) authorizing the issuance and sale of up to 10,000 shares of the Company’s preferred stock and (ii) approving this final form of Certificate of Designation of 5.50% Fixed Rate / Floating Rate Noncumulative Preferred Stock, Series A (the “Series A Preferred Stock”) establishing the number of shares to be included in this Series A Preferred Stock and fixing the designation, powers, preferences and rights of the shares of the Series A Preferred Stock and the qualifications, limitations or restrictions thereof as follows:

Section 1. Designation.

The designation of the series of preferred stock shall be “5.50% Fixed Rate / Floating Rate Noncumulative Preferred Stock, Series A” (the “Series A Preferred Stock”). Each share of Series A Preferred Stock shall be identical in all respects to every other share of Series A Preferred Stock.

Section 2. Number of Shares.

The number of authorized shares of Series A Preferred Stock shall be Ten Thousand (10,000). That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors, and by the filing of a certificate pursuant to the provisions of the Guam Business Corporation Act stating that such increase or reduction, as the case may be, has been so authorized. The Company shall have the authority to issue fractional shares of Series A Preferred Stock.

Section 3. Definitions.

As used herein with respect to Series A Preferred Stock:

(a)     “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Company as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(b)    “Articles of Incorporation” means the First Amended and Restated Articles of Incorporation of the Company, as may be amended from time to time, and shall include this Certificate of Designation.

(c) “Board	of Directors” means the board of directors of the Company.

(d) “Bylaws”	means the Bylaws of the Company, as may be amended from time to time.

(e)     “Business Day” means, for dividends payable during the Fixed Rate Period, any day, other than a Saturday or Sunday, that is neither a legal holiday nor any other day on which banking institutions and trust companies in New York, New York or Guam are permitted or required by any applicable law to close, and for dividends payable during the Floating Rate Period, any day that would be considered a Business Day during the Fixed Rate Period that is also a London Banking Day.

(f)    “Calculation Agent” means Computershare Trust Company, N.A., a federally chartered national association, acting as Calculation Agent for the Series A Preferred Stock, and its successors and assigns.

(g)    “Certificate of Designation” means this Certificate of Designation relating to the Series A Preferred Stock, as it may be amended from time to time.

(h)    “Common Stock” means the common stock, par value $0.208 1/3 per share, of the Company.

(i)     “Depositary Company” shall have the meaning set forth in Section 6(d) hereof.

(j)     “Designated LIBOR Page” means the display on Reuters, or any successor service, on page LIBOR01, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates for U.S. dollars.

(k)    “Dividend Payment Date” shall have the meaning set forth in Section 4(a) hereof.

(l)     “Dividend Period” shall have the meaning set forth in Section 4(a) hereof.

(m)    “DTC” means The Depository Trust Company, together with its successors and assigns.

(n)    “Fixed Rate Period” shall have the meaning set forth in Section 4(a) hereof.

(o)    “Floating Rate Period” shall have the meaning set forth in Section 4(a) hereof.

(p)    “Junior Stock” means the Common Stock and any other class or series of stock of the Company hereafter authorized over which Series A Preferred Stock has preference or priority in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

(q)    “LIBOR Determination Date” means the second London Banking Day immediately preceding the first day of the relevant Dividend Period.

(r)    “London Banking Day” means any day on which commercial banks and foreign exchange markets settle payments in London.

(s)    “Parity Stock” means any other class or series of stock of the Company that ranks equally with the Series A Preferred Stock in the payment of dividends and in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

(t)    “Redemption Price” shall have the meaning set forth in Section 6(a) hereof.

(u)    “Redemption Date” shall have the meaning set forth in Section 6(a) hereof.

(v)    “Regulatory Capital Treatment Event” means the Company’s determination, in good faith, that, as a result of any:

(i)      amendment to, clarification of or change in (including any announced prospective amendment to, clarification of or change in), the laws or regulations or policies of the United States or any political subdivision of or in the United States that is enacted or announced or that becomes effective after the initial issuance of any share of Series A Preferred Stock;

(ii)     proposed amendment to or change in those laws or regulations or policies that is announced or becomes effective after the initial issuance of any share of Series A Preferred Stock; or

(iii)    official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations or policies that is announced or that becomes effective after the initial issuance of any share of Series A Preferred Stock, there is more than an insubstantial risk that the Company will not be entitled to treat the full liquidation value of all shares of Series A Preferred Stock then outstanding as “additional tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the Appropriate Federal Banking Agency, as then in effect and applicable, for as long as any share of Series A Preferred Stock is outstanding.

(w) “Representative	Amount” shall have the meaning set forth in the definition of “Three-month LIBOR”.

(x)	“Series A Preferred Stock” shall have the meaning set forth in Section 1 hereof.

(y)     “Three-month LIBOR” means, for any LIBOR Determination Date, the offered rate for deposits in U.S. dollars having a maturity of three months that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on such page at such time, then the Calculation Agent will request the principal London office of each of four major reference banks in the London interbank market, selected by the Calculation Agent, to provide such bank’s offered quotation to prime banks in the London interbank market for deposits in U.S. dollars for a term of three months as of 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount that, in the judgment of the Calculation Agent, is representative for a single transaction in U.S. dollars in the relevant market at the relevant time (a “Representative Amount”). If at least two such quotations are so provided, Three-month LIBOR will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, the Calculation Agent will request each of three major banks in New York City to provide such bank’s rate for loans in U.S. dollars to leading European banks for a term of three months as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date and in a Representative Amount. If three such quotations are so provided, Three-month LIBOR will be the arithmetic mean of such quotations. All percentages used in or resulting from any calculation of Three-month LIBOR will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with .000005% rounded up to .00001%.

Section 4. Dividends.

(a)    Rate. Dividends on the Series A Preferred Stock will not be mandatory. Holders of Series A Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Company or any duly authorized committee of the Board of Directors of the Company, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference of $1000 per share of Series A Preferred Stock, quarterly in arrears on each March 31, June 30, September 30 and December 31, commencing September 30, 2016 (each, a “Dividend Payment Date”). From the date of issuance to, but excluding, the Redemption Date (the “Fixed Rate Period”), dividends will be calculated at an annual rate of 5.50%, and from, and including, June 30, 2021 (the “Floating Rate Period”), dividends will be calculated annually at an annual rate equal to Three-month LIBOR plus 4.825%. If, following the procedure set forth in the definition of Three-month LIBOR, the Calculation Agent is unable to determine three-month LIBOR for any Floating Rate Period, then the dividend for such Floating Rate Period shall be calculated at the dividend rate in effect for the immediately preceding Dividend Period. In the event that any Dividend Payment Date during the Fixed Rate Period falls on a date that is not a Business Day, then payment of any dividend payable on such date will be made on the next succeeding Business Day (without interest or other payment in respect of such delay). In the event that any Dividend Payment Date during the Floating Rate Period falls on a date that is not a Business Day, then payment of any dividend otherwise payable on such date will be made on the next succeeding Business Day, and dividends will be calculated to, but excluding, the actual payment date. However if, during the Floating Rate Period, such postponed payment date would fall in the next calendar month following the relevant Dividend Payment Date, then payment of any dividend otherwise payable on such date will be made on the Business Day immediately preceding the relevant Dividend Payment Date. The period from, and including, any Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date is a “Dividend Period”; provided, however, that the first Dividend Period shall be the period from, and including, the date of original issuance of the Series A Preferred Stock to, but excluding, September 30, 2016; and provided, further, that, during the Floating Rate Period for purposes of determining a Dividend Period only, the Dividend Payment Date shall be the actual payment date of the applicable dividends. The record date for payment of dividends on the Series A Preferred Stock shall be the 15th calendar day before such Dividend Payment Date (provided, however, that if any such day is not a Business Day, then the record date will be the next succeeding day that is a Business Day) or such other date as determined by the Board of Directors of the Company or any duly authorized committee of the Board of Directors of the Company. The amount of dividends payable during the Fixed Rate Period, including dividends payable for any partial Dividend Period, shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The amount of any dividend payable during the Floating Rate Period, including dividends payable for any partial Dividend Period, shall be calculated (without duplication) on the basis of a 360-day year and the actual number of days elapsed. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. The determination of Three-month LIBOR for each relevant Dividend Period by the Calculation Agent will (in the absence of manifest error) be final and binding. The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of any dividend payable during the Floating Rate Period, will be maintained on file at the Calculation Agent’s principal offices. Notwithstanding any other provision hereof, dividends on the Series A Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause the Company to fail to comply with laws and regulations applicable thereto, including applicable capital adequacy guidelines.

(b)    Non-Cumulative Dividends. Dividends on shares of Series A Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series A Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not be cumulative and shall not be payable for such Dividend Period, and the Company shall have no obligation to pay, and the holders of Series A Preferred Stock shall have no right to receive, dividends for such Dividend Period after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series A Preferred Stock, or any other class or series of authorized preferred stock of the Company or declared at any time upon Junior Stock.

(c)    Parity of Dividends Upon Preferred Stock. When dividends are not paid in full upon the shares of Series A Preferred Stock and any Parity Stock, all dividends declared upon shares of Series A Preferred Stock and any such Parity Stock shall be declared on a proportional basis. For purposes of calculating the proportional allocation of partial dividend payments, the Company shall allocate dividend payments based on the ratio between the then-current dividends due on the shares of the Series A Preferred Stock and (i) in the case of any series of Parity Stock that is non-cumulative preferred stock, the aggregate of the current and unpaid dividends due on such series of preferred stock, and (ii) in the case of any series of Parity Stock that is cumulative preferred stock, the aggregate of the current and accumulated and unpaid dividends due on such series of preferred stock. No interest will be payable in respect of any declared but unpaid dividend payment on shares of Series A Preferred Stock that is paid after the relevant Dividend Payment Date for such Dividend Period.

Section 5. Liquidation Rights.

(a)    Voluntary or Involuntary Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of Series A Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution of the assets of the Company may be made to the holders of any Common Stock or of any of the Company’s shares of capital stock ranking junior as to such a distribution to the shares of Series A Preferred Stock, and subject to the rights of the holders of any class or series of securities ranking senior to the Series A Preferred Stock upon liquidation and the rights of the Company’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The holders of Series A Preferred Stock shall not be entitled to any other amounts in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5.

(b)    Partial Payment. If in any distribution described in Section 5(a) above the assets of the Company are not sufficient to pay in full the liquidation preference plus any declared and unpaid dividends in full to all holders of Series A Preferred Stock and all holders of any Parity Stock ranking equally as to such distribution with the Series A Preferred Stock, the amounts paid to the holders of Series A Preferred Stock and to the holders of all such other Parity Stock shall be paid pro rata in accordance with the respective aggregate liquidation preferences plus any declared and unpaid dividends on the Series A Preferred Stock and all such Parity Stock.

(c)    Residual Distributions. If the liquidation preference plus any declared and unpaid dividends has been paid in full to all holders of Series A Preferred Stock and all holders of any Parity Stock ranking equally as to such distribution with the Series A Preferred Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.

(d)    Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the property and assets of the Company shall not constitute a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, nor shall the merger, consolidation or any other business combination transaction of the Company into or with any other entity or the merger, consolidation or any other business combination transaction of any other entity into or with the Company in which the holders of Series A Preferred Stock receive cash, securities or other property for their shares of Series A Preferred Stock, constitute a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Section 6. Redemption.

(a)    Optional Redemption. The Company, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Company, may redeem in whole or in part the shares of Series A Preferred Stock at the time outstanding, on the first Dividend Payment Date that is at least five (5) years from the date of issuance of such shares of Series A Preferred Stock (the “Redemption Date”) or on any Dividend Payment Date thereafter, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series A Preferred Stock shall be $1,000 per share plus dividends that have been declared but not paid, without accumulation of any undeclared dividends (the “Redemption Price”). Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Company, at its option, subject to the approval of the Appropriate Federal Banking Agency, may provide notice of its intent to redeem, as provided in Section 6(b) below, and subsequently redeem, all (but not less than all) of the shares of Series A Preferred Stock at the time outstanding at the Redemption Price applicable on such date of redemption.

(b)    Notice of Redemption. Notice of every redemption of shares of Series A Preferred Stock shall be either (1) mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Company or (2) transmitted by such other method approved by the Depositary Company, in its reasonable discretion, to the holders of record of such shares to be redeemed. Such mailing or transmittal shall be at least 30 days and not more than 60 days before the date fixed for redemption. Notwithstanding the foregoing, if the Series A Preferred Stock is held in book-entry form through DTC (or a successor securities depositary), the Company may give such notice in any manner permitted by DTC (or such successor). Any notice provided pursuant to this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to provide such notice, or any defect in such notice or in the provision thereof, to any holder of shares of Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder (or the method of determining such number); (iii) the Redemption Price; (iv) the place or places where the certificates evidencing such shares of Series A Preferred Stock are to be surrendered for payment of the Redemption Price; and (v) that dividend rights on the shares to be redeemed will cease on the redemption date.

(c)    Partial Redemption. In case of any redemption of only part of the shares of Series A Preferred Stock at the time outstanding, the shares of Series A Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series A Preferred Stock in proportion to the number of Series A Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors of the Company or any duly authorized committee of the Board of Directors of the Company may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors of the Company or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series A Preferred Stock shall be redeemed from time to time.

(d)    Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been irrevocably set aside by the Company, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Company or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from the Depository Company at any time after the redemption date from the funds so deposited, without interest. The Company shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released or repaid to the Company, after which time the holders of the shares so called for redemption shall look only to the Company for payment of the redemption price of such shares.

Section 7. Voting Rights.

The holders of Series A Preferred Stock will have no voting rights and will not be entitled to elect any directors, except as expressly provided by law.

Section 8. Changes for Clarification.

Without the consent of the holders of Series A Preferred Stock, so long as such action does not adversely affect the powers, preferences, privileges or rights of the Series A Preferred Stock, the Company may amend, alter, supplement or repeal any terms of the Series A Preferred Stock:

(a)    to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designation that may be defective or inconsistent; or

(b)    to make any provision with respect to matters or questions arising with respect to the Series A Preferred Stock that is not inconsistent with the provisions of this Certificate of Designation.

Section 9. Changes after Provision for Redemption.

No vote or consent of the holders of Series A Preferred Stock shall be required pursuant to Section 7 above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series A Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6 above.

Section 10. Conversion.

The holders of Series A Preferred Stock shall not have any rights to convert such Series A Preferred Stock into shares of any other class of capital stock of the Company.

Section 11. Rank.

For the avoidance of doubt, the Board of Directors or any duly authorized committee thereof may, without the vote of the Holders of the Series A Preferred Stock, authorize and issue additional shares of Junior Stock or shares of any class or series of stock of the Company now existing or hereafter authorized that ranks equally with the Series A Preferred Stock in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.

Section 12. Repurchase.

Subject to the limitations imposed herein, the Company may purchase Series A Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors of the Company or any duly authorized committee of the Board of Directors of the Company may determine; provided, however, that the Company shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Company is, or by such purchase would be, rendered insolvent.

Section 13. Unissued or Reacquired Shares.

Shares of Series A Preferred Stock not issued or which have been issued, redeemed or otherwise purchased or acquired by the Company shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.

Section 14. No Sinking Fund.

The Series A Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series A Preferred Stock will have no right to require redemption or repurchase of any shares of Series A Preferred Stock.

Section 15. Record Holders.

To the fullest extent permitted by applicable law, the Company and any transfer agent for the Series A Preferred Stock may deem and treat the record holder of any share of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Company nor such transfer agent shall be affected by any notice to the contrary.

Section 16. Notices.

All notices or communications in respect of the Series A Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designation, the Company’s Articles of Incorporation or Bylaws or by applicable law.

Section 17. No Preemptive Rights.

No share of Series A Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 18. Other Rights.

The shares of Series A Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

EXHIBIT C

RISK FACTORS

Investing in the Shares involves risk. Before deciding to invest in the Shares, you should carefully consider the following factors and the other information in the documents incorporated by reference herein, including the Designation Certificate and the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the U.S. Securities and Exchange Commission on March 14, 2016. If any of these risks occurs, our business, financial condition, and results of operations could suffer, and the value of the Shares could decline substantially, in which case you could lose part or all of your investment.

Dividends on the Shares are discretionary and may not be declared in full or at all if the Company’s Board of Directors elects not to declare dividends in respect of any financial year.

If declared by the Company’s Board of Directors in its discretion, dividends would be paid on the liquidation preference of $1,000 per Share, quarterly in arrears on each March 31, June 30, September 30 and December 31, commencing September 30, 2016. You should carefully review Section 4 of the Designation Certificate attached hereto as Exhibit C for a complete description of the dividend policy with respect to the Shares.

Dividends on the Shares are non-cumulative and holders of the Shares will have no claim in respect of undeclared dividends.

Dividends on the Shares are non-cumulative. If the Company’s Board of Directors does not declare dividends or any part thereof in respect of any Shares, then holders of the Shares will have no claim in respect of the non-payment and the Company will have no obligation to pay those dividends or to pay any interest on the dividends, whether or not dividends on the Shares are declared for any future dividend period.

The Shares are subject to redemption at the option of the Company’s Board of Directors.

The Company, at the option of its Board of Directors, may redeem in whole or in part the Shares on the first Dividend Payment Date that is at least five (5) years from the date of issuance of such Shares or on any Dividend Payment Date thereafter, at a redemption price of $1,000 per Share plus dividends that have been declared but not paid, but without accumulation of any undeclared dividends. You should carefully review Section 6 of the Designation Certificate for a complete description of the Company’s right to redeem the Shares.

If the Company’s financial condition were to deteriorate, you could lose all or a part of your investment.

The Company’s ability to pay dividends is conditional upon the extent to which it has distributable funds in respect of any financial year, which will be affected by its financial condition. If the Company’s financial condition were to deteriorate, you might not receive any dividends on the Shares. If the Company liquidates, dissolves or winds up, you could lose all or part of your investment.

If the Company is wound-up or liquidated, any distribution on the Shares will be subordinated to the claims of the Company’s creditors.

If the Company is wound-up or liquidated, voluntarily or involuntarily, you will not be entitled to receive any liquidation preference on the Shares until after the claims of all of the Company’s creditors have been satisfied. If the Company does not have sufficient assets at the time of liquidation to satisfy those claims, you will not receive any liquidation preference on the Shares. There is no limitation on the Company’s ability to issue debt or equity securities in the future that would rank equal or senior in liquidation to the Shares.

Investors may be required to bear the financial risks of an investment in the Shares for an indefinite period of time.

The Shares do not have a maturity or mandatory final redemption date and investors will have no right to compel redemption of the Shares. Although the Company may redeem Shares in accordance with their terms, the Company has no obligation to do so. In addition, the Shares are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act of 1933, as amended, and the applicable state securities laws, pursuant to registration or exemption therefrom. Therefore, you should be aware that you may be required to bear the financial risks of an investment in the Shares for an indefinite period of time.

Holders of the Shares do not have the voting rights of the Company’s common shareholders.

As a holder of the Shares, you will not be entitled to receive notice of, attend or vote at any general meeting of our common shareholders.

EXHIBIT D

REGULATION D ACCREDITED

INVESTOR QUESTIONNAIRE

REGULATION D QUALIFICATION

STATEMENT

The undersigned investor represents to the Company that the undersigned qualifies as an “accredited investor” pursuant to Regulation D under the Securities Act of 1933 (the “Act”), as a result of having the following status:

——	(1)	a natural person with an individual net worth, or joint net worth with his or her own spouse, excluding the value of his, her, or their primary residence, exceeding $1,000,000;

——	(2)	a natural person who had an individual income in excess of $200,000 in each of the two most recent calendar years or joint income with his or her spouse in excess of $300,000 in each of the two most recent calendar years and who reasonably expects reaching the same income level in the current calendar year;

——	(3)	a trust, with total assets of $5,000,000 not formed for the specific purpose of acquiring the Note, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment;

——	(4)	a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity;

——	(5)	a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

——	(6)	an insurance company as defined in Section 2(13) of the Act;

——	(7)	an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”) or a business development company as defined in Section 2(a) (48) of the 1940 Act;

——	(8)	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

——	(9)	a plan established and maintained by a state, its political

		subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

——	(10)	an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if

(a)    The investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or

(b)    the employee benefit plan has total assets in excess of $5,000,000, or

(c)    the employee benefit plan is a self-directed plan with investment decisions made solely by persons that are “accredited investors”;

——	(11)	a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended;

——	(12)	an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, or similar business trust, limited liability company, or partnership (which may include endowments or foundations), not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

——	(13)	an entity in which all of the equity owners are “accredited investors” under any one or more of the categories specified in paragraphs (1) through (12) above; or

——	(14)	A non-U.S. Person as that term is defined in section 3.1 (d) (ii) of the Agreement.

ADDITIONAL INFORMATION WHICH AN ISSUER MAY REQUIRE BEFORE ACCEPTING INVESTMENT FROM AN INVESTOR:

(a)	Education Completed:

(b)	Investment Experience:

(c)	Tax Bracket:

Certification that:

(a)	The Investor has not filed or been involved in bankruptcy proceedings, and there are no suits pending or judgments outstanding against the Investor, that would impair the Investor’s ability to make payments on this investment;

(b)	The investment is solely for the Investor’s own account and not for the account of any other person; and

(c)	The Investor’s assets do not constitute plan assets within the meaning of ERISA.

The Investor further certifies:

In signing this Investor Questionnaire, they acknowledge they have received and carefully reviewed all of the following documentation:

(a)	The Issuer’s Private Placement Subscription Agreement.
(b)	The Issuer’s Certificate of Designation.
(c)	The Risk Factors

Additionally in making this investment, the Investor is able to bear the economic risk of this investment and the Investor acknowledges that this investment involves a high degree of risk and that the Investor should not be making this investment unless the Investor can afford to lose the amount invested in its entirety.

The foregoing statements and documents attached hereto are true and accurate to my knowledge and belief, and the Investor is authorized to rely on the information in entering into the Investment as of the date completed below.

SIGNATURE OF INVESTOR:

If an Individual: _______________, 2016 Date:	If an Entity: Date: _______________, 2016

(Signature of Investor)	(Name of Entity)
(Printed or Typed Name) If Co-owners: _______________, 2016 Date:	(Type of Entity & State of formation) By: ____________________________________ (Signature of official of Investor)

(Signature of Co-Investor)	Name: ________________________________
(Printed or Typed Name) Type of ownership: _____________ co-tenants _____________ joint tenancy (married couples only)	Title: _________________________________